UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2012

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

As previously reported, in October 2011, Southern Montana Electric Generation and Transmission Cooperative, Inc. (“SMGT”), a Montana cooperative and purchaser of electricity under a long-term supply contract with PPL EnergyPlus, LLC (“PPL EnergyPlus”) expiring in June 2019 (the “SMGT Contract”), filed for protection under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Montana (“Montana Bankruptcy Court”).  PPL EnergyPlus is a wholly owned subsidiary of PPL Energy Supply, LLC (“PPL Energy Supply”) that markets and trades wholesale and retail electricity and gas, and supplies energy and energy services in competitive markets.

On March 27, 2012, the Montana Bankruptcy Court issued an order approving the March 26, 2012 Stipulation between the trustee in bankruptcy for SMGT and PPL EnergyPlus to terminate the SMGT Contract.  As a result, the SMGT Contract will be terminated effective April 1, 2012.

The SMGT Contract provides for fixed volume purchases on a monthly basis at established prices.  Although PPL EnergyPlus is working to mitigate the impact of the SMGT bankruptcy and termination of the SMGT Contract on its 2012 earnings, PPL Corporation and PPL Energy Supply are not currently able to predict the extent to which PPL EnergyPlus will be able to do so.  PPL Corporation, however, is maintaining its 2012 forecast of earnings from ongoing operations of $2.15 to $2.45 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

PPL ENERGY SUPPLY, LLC

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

Dated:  March 29, 2012